UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 24, 2017

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Securities

On March 24, 2017, vTv Therapeutics Inc. (the “Company”) borrowed $7.5 million representing the second tranche under its Venture Loan and Security Agreement (the “Loan Agreement”), dated October 28, 2016, with Horizon Technology Finance Corporation (“Horizon”) and Silicon Valley Bank (“SVB”, and together with Horizon, the “Lenders”).  The commitment for the second tranche under the Loan Agreement was scheduled to expire on March 31, 2017.  In connection with this borrowing, the Company issued to the Lenders warrants to purchase 38,006 shares of the Company’s Class A common stock (“Warrants”), at a per share exercise price of $5.92, resulting in an aggregate exercise price representing 3.0% of the amount available under the second tranche.  The Warrants will expire on October 28, 2023.

The Company issued the Warrants in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, on the basis that the issuance did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: March 27, 2017